EXHIBIT 10.11

SUPPLEMENT NO. 1 dated as of September 2, 2005 (this “Supplement”), to the Guarantee and Collateral Agreement dated as of July 30, 2004 (the “Guarantee and Collateral Agreement”), among FC 2 CORP., a Delaware corporation (“Holdings”), FOUNDATION COAL CORPORATION, a Delaware Corporation (“Acquisition Corp.”), S2 ACQUISITION CORP., a Delaware Corporation (which, on the Closing Date, shall be merged with and into, Foundation PA Coal Company, the “Borrower”), each Domestic Subsidiary of Borrower identified herein (each, a “Subsidiary Party”) and CITICORP NORTH AMERICA, INC. (“CNAI”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

A.  Reference is made to the Credit Agreement dated as of July 30, 2004 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Acquisition Corp., the Borrower, the lenders party thereto from time to time (the “Lenders”), CNAI as Administrative Agent and as Collateral Agent for the Lenders, UBS AG, STAMFORD BRANCH, BEAR STEARNS CORPORATE LENDING INC. and NATEXIS BANQUES POPULAIRES, each a Co-Documentation Agent, CITIGROUP GLOBAL MARKETS, INC. (“CGMI”) and CREDIT SUISSE FIRST BOSTON (“CSFB”) as Co-Syndication Agents and CGMI and CSFB, as Joint Lead Arrangers and Joint Book Managers.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C.  The Guarantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit.  Section 7.15 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.                                In accordance with Section 7.15 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and

Collateral Agreement applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct, in all material respects, on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Subsidiary Party” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.                                The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.                                This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

SECTION 4.                                The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.                                Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.                            THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.                                In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the

Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.                                All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9.                                The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

FOUNDATION MINING, LP
By:	Pennsylvania Services Corporation
General Partner

By:	/s/ Frank J. Wood
Name:	Frank J. Wood
Title:	Vice President

Legal Name: FOUNDATION MINING, LP

Jurisdiction of Formation: Delaware

Location of Chief
Executive Office:
158 Portal Road
Waynesburg, PA 15370

CITICORP NORTH AMERICA, INC., as
Collateral Agent

	By:	/s/ Daniel J. Miller
	Name:	Daniel J. Miller
	Title:	Vice President